Exhibit 10.1

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 11th day of October, 2022, by and between (a) SILICON VALLEY BANK, a California corporation (“Bank”), and (b) ZUORA, INC., a Delaware corporation (“Zuora” or the “Borrower”).
Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 14, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated as of October 11, 2018, by and between Bank and Borrower (the “First Amendment”), as amended by that certain Second Amendment to Loan and Security Agreement dated as of January 19, 2021, by and between Bank and Borrower (the “Second Amendment”) (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.

2.1Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“    “Revolving Line Maturity Date” is the date that is thirty six (36) months from the Third Amendment Effective Date.”

2.2Section 13 (Definitions). The first sentence in the definition of “Permitted Acquisition” is hereby amended as follows:
“    “Permitted Acquisition” or “Permitted Acquisitions” is any Acquisition by Borrower or a Subsidiary (other than the Acquisition of Leeyo), provided that each of the following shall be applicable to each such acquisition:”

2.3Section 13 (Definitions). Clause (c) in the definition of “Permitted Acquisition” is hereby amended and restated as follows:
“    (c)    the target of such Acquisition, if the acquisition is a stock acquisition, shall be an entity organized under the laws of, and shall have a principal place of business in, the United States, the United Kingdom, Canada, Israel, Japan, Australia, New Zealand, Singapore or a member state of the European Union.”

2.4Section 13 (Definitions). Clause (f) in the definition of “Permitted Acquisition” is hereby amended and restated as follows:
“    (f)    after giving effect to the consummation of such Acquisition, Borrower shall have an Adjusted Quick Ratio of not less than 2.00 to 1.00;”

2.5Section 13 (Definitions). Clause (f) in the definition of “Permitted Investments” is hereby amended and restated as follows:
“    (f)    Investments consisting of the creation of new Subsidiaries and capital contributions therein up to an aggregate amount of one Million Dollars ($1,000,000) if required by applicable Requirements of Law.”

2.6Section 13 (Definitions). The definition of “Permitted Investments” is hereby amended by deleting “and” from the end of clause (j), replacing “.” with “; and” at the end of clause (k), and adding the following clause (l) after clause (k):
“ (l)    transfers of funds by Borrower to Subsidiaries for the purpose of financing Permitted Acquisitions, provided that such funds are used by such Subsidiaries to consummate a Permitted Acquisition within five (5) Business Days of such transfer.”

2.7Section 13 (Definitions). The following definitions are hereby inserted into their appropriate alphabetical position:
“    “Third Amendment Effective Date” means October 11, 2022.
2.8Section 8.6 (Other Agreements). Section 8.6 is hereby amended by deleting “Five Hundred Thousand Dollars” and replacing it with “Twenty-Five Million Dollars ($25,000,000).”
2.9Section 8.7 (Judgments; Penalties). Section 8.7 is hereby amended by deleting “Five Hundred Thousand Dollars” and replacing it with “Twenty-Five Million Dollars ($25,000,000).”
3.Limitation of Amendments.
3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except as set forth in the Borrowing Certificates provided as of the date of this Amendment;
4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and
4.8Each of Services and Leeyo constitute Immaterial Subsidiaries.
5.Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment (the “Updated Perfection Certificate”) dated as of the date hereof, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of January 19, 2021. Bank and Borrower hereby agree that all references in the Loan Agreement to the “Perfection Certificate” shall hereinafter be deemed to be references to the Updated Perfection Certificate, as defined herein.
6.Release of Services and Leeyo. On the effective date of this Amendment, (a) Bank releases Leeyo and Services as “Borrowers” under the Loan Agreement, (b) Leeyo and Services shall no longer be party to the Loan Agreement or any other Loan Documents, (c) all references therein to Borrower shall no longer include Services or Leeyo, (d) all Liens held by Bank on any assets of Leeyo and Services shall automatically be released, and (e) Bank agrees to take any further action reasonably requested by Borrower (at Borrower’s sole cost and expense) to evidence the release contemplated hereby.
7.Post-Closing Conditions.
7.1Within fourteen (14) days of the date hereof, Borrower shall have delivered updated insurance certificates (and if required by Bank endorsements) evidencing compliance by Borrower with Section 6.7 of the Loan Agreement, in form and substance reasonably satisfactory to Bank.
7.2If Zuora UK Limited is not an Immaterial Subsidiary on or after October 11, 2023, Borrower shall have caused Zuora UK Limited to become a Borrower or Guarantor and take any actions reasonably requested by Bank pursuant to Section 6.13 or Section 6.14 of the Loan Agreement in connection therewith on or prior to such date.
8.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
9.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.Effectiveness. This Amendment shall be deemed effective upon
(a)the due execution and delivery to Bank of this Amendment by each party hereto;
(b)Borrower’s payment to Bank of (i) a fully earned, non-refundable commitment fee in an amount equal to Thirty Thousand Dollars ($30,000), and (ii) Bank’ s legal fees and expenses not to exceed Thirty Thousand Dollars ($30,000.00) incurred in connection with this Amendment;
(c)the Operating Documents (if modified since last delivered to Bank) and good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to date hereof; and
(d)a secretary’s certificate of Borrower with respect to Borrower’s Operating Documents and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

ZUORA, INC.

By /s/ Todd McElhatton
Name: Todd McElhatton
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By /s/ Lawrence Chao
Name: Lawrence Chao
Title: Vice President